UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2018

SENSEONICS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37717	47-1210911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20451 Seneca Meadows Parkway
Germantown, MD  20876-7005

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (301) 515-7260

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01                                           Regulation FD Disclosure.

On June 25, 2018, Senseonics Holdings, Inc. (the “Company”) issued a press release announcing the Offering (as defined below) and on June 26, 2018, the Company issued a press release announcing the pricing of the Offering.  Copies of these press releases are furnished as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K.

The information furnished under this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, regardless of any general incorporation language in such filing.

Item 8.01                                           Other Events.

On June 25, 2018, the Company entered into an underwriting agreement with BTIG, LLC (the “Underwriting Agreement”) relating to the underwritten offering of 38,076,561 shares of the Company’s common stock, par value $0.001 per share (the “Offering”), including 4,966,508 shares issuable pursuant to BTIG, LLC’s exercise in full of its option to purchase additional shares on June 26, 2018. BTIG, LLC has agreed to purchase the shares pursuant to the Underwriting Agreement at a price of $3.9263 per share. The total proceeds to the Company from the Offering are expected to be approximately $149.5 million, before deducting estimated offering expenses payable by the Company. The Offering is expected to close on or about June 28, 2018, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and BTIG, LLC, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. All of the Company’s directors and executive officers and their affiliated entities have agreed not to sell or transfer any shares of the Company’s common stock for 60 days, and the Company has agreed not to sell or transfer any shares of the Company’s common stock for 90 days,  in each case, after June 25, 2018 without first obtaining the written consent of BTIG, LLC, subject to certain exceptions as described in the prospectus supplement.

The Offering is being made pursuant to the registration statement on Form S-3, declared effective by the Securities and Exchange Commission on April 19, 2018 (Registration No. 333-224057), a base prospectus dated April 19, 2018 and a prospectus supplement dated June 25, 2018. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the shares of common stock to be issued in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01          Financial Statements and Exhibits.

(d)              Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 25, 2018, between Senseonics Holdings, Inc. and BTIG, LLC.
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
99.1	Press Release dated June 25, 2018.
99.2	Press Release dated June 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Senseonics Holdings, Inc.

	By:	/s/ R. Don Elsey
R. Don Elsey
Chief Financial Officer

June 28, 2018